UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      September 12, 2016

ATHENA SILVER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010 A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707)  884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective October 13, 2016 Athena Silver Corporation, a Delaware corporation (the “Company”) entered into a Fifth Allonge and Modification Agreement (“Modification”) with John D. Gibbs, Lender.  A copy of the Modification is filed herewith as Exhibit 10.1.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBGLIATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Effective September 12, 2016, the Board of Directors of the Company issued an unsecured Promissory Note evidencing a loan from John C. Power in the original principal amount of $45,000 (the “Note”) due in full on or before September 12, 2018.  Interest will accrue on the outstanding balance of the Note at the rate of 6% per annum beginning September 12, 2016.  A copy of the Note is filed herewith as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Item	Title
10.1	Fifth Allonge and Modification Agreement
99.1	Promissory Note

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athena Silver Corporation

Date: October 13, 2016	By: /s/ John C. Power John C. Power, President

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